                                                                  Exhibit (d)(3)

                                AMENDMENT ONE TO
                   AMENDED AND RESTATED SUBADVISORY AGREEMENT

The Amended and Restated Subadvisory Agreement between RiverSource Investments, LLC ("RiverSource") and Threadneedle International Limited ("TINTL") dated June 11, 2008, is amended as follows:

Schedule 1

Schedule 1 to the Agreement is deleted and replaced in its entirety by the following Schedule 1:

                                   SCHEDULE 1

                                                 ASSETS UNDER MANAGEMENT
                                     --------------------------------------------
                                      $0-150   NEXT $500   NEXT $500
                                     MILLION    MILLION     MILLION    THEREAFTER
               FUNDS                   bps        bps         bps         bps
----------------------------------   -------   ---------   ---------   ----------
Threadneedle Emerging Markets Fund      45        40           35          30
Threadneedle Variable Portfolio -
   Emerging Markets Fund                45        40           35          30
Threadneedle European Equity Fund       35        30           25          20
Threadneedle Global Equity Fund         35        30           25          20
Threadneedle International
   Opportunity Fund                     35        30           25          20
Threadneedle Variable Portfolio -
   International Opportunity Fund       35        30           25          20

                                                ASSETS UNDER MANAGEMENT
                                          --------------------------------
                                           $0-250   NEXT $250
                                          MILLION     MILLION   THEREAFTER
                FUNDS                       bps        bps         bps
---------------------------------------   -------   ---------   ----------
Threadneedle Asia Pacific Fund               50        45           40
Threadneedle Global Extended Alpha Fund      70        65           60
Threadneedle Global Equity Income Fund       45        40           35

The rates shown above apply to the corresponding portion of the respective portfolio. For example, if the average daily net assets for the Threadneedle Emerging Markets Fund for a given month are $650 million, then the applicable rates shall be 45 bps on $150 million and 40 bps on the remaining $500 million.

PERFORMANCE FEE ADJUSTMENT

     1. The fees payable to TINTL by RiverSource shall be subject to adjustment as set out below.

     2. For each Fund listed below in Column A, the amount of the adjustment to the fees payable to TINTL, whether positive or negative, shall be equal to one-half (1/2) of the performance incentive adjustment ("PIA") made to the investment management fee that RiverSource is entitled to under the terms of the Advisory Agreement. For each Fund listed below in Column B, the amount of the adjustment to the fees payable to TINTL, whether positive or negative, shall be equal to all of the PIA made to the investment management fee that RiverSource is entitled to under the terms of the Advisory Agreement.

COLUMN A                                              COLUMN B
(TINTL PAID ONE-HALF OF PIA)                  (TINTL PAID ALL OF PIA)
--------------------------------------   ----------------------------------
Threadneedle Emerging Markets Fund       Threadneedle Asia Pacific Fund
Threadneedle Variable Portfolio -        Threadneedle Global Extended Alpha
Emerging Markets Fund                    Fund
Threadneedle European Equity Fund        Threadneedle Global Equity Income
                                         Fund
Threadneedle Global Equity Fund
Threadneedle International Opportunity
Fund
Threadneedle Variable Portfolio -
International Opportunity Fund

     3. For each Fund listed in the table below (consistent with the table in the Advisory Agreement), the PIA will be determined monthly and will be based on the percentage difference over a rolling 12-month period between the performance of one Class A (Ckass R5 for Threadneedle Asia Pacific
     Fund) share of the Fund and the change in the PIA benchmark index that appears in the prospectus for the Fund (Index). The performance difference determines the exact adjustment rate. The adjustment rate, computed to five decimal places, is determined in accordance with the table below, and is applied against the average daily net assets for the applicable 12-month rolling period.

                         THREADNEEDLE ASIA PACIFIC FUND
                       THREADNEEDLE EMERGING MARKETS FUND
             THREADNEEDLE VARIABLE PORTFOLIO - EMERGING MARKETS FUND
                        THREADNEEDLE EUROPEAN EQUITY FUND
                         THREADNEEDLE GLOBAL EQUITY FUND
                     THREADNEEDLE GLOBAL EQUITY INCOME FUND
                   THREADNEEDLE INTERNATIONAL OPPORTUNITY FUND
        THREADNEEDLE VARIABLE PORTFOLIO - INTERNATIONAL OPPORTUNITY FUND

 PERFORMANCE
  DIFFERENCE                               ADJUSTMENT RATE
-------------   --------------------------------------------------------------------
0.00% - 0.50%   0
0.50% - 1.00%   6 basis points times the performance difference in excess of 0.50%
                times 100 (maximum of 3 basis points if a 1% performance
                difference) [6bps x (PD - 0.50%) x 100]
1.00% - 2.00%   3 basis points, plus 3 basis points times the performance difference in excess of 1.00% times 100 (maximum 6 basis points if a 2%
                performance difference) [3bps + 3bps(PD - 1.00%) x 100]

                         THREADNEEDLE ASIA PACIFIC FUND
                       THREADNEEDLE EMERGING MARKETS FUND
             THREADNEEDLE VARIABLE PORTFOLIO - EMERGING MARKETS FUND
                        THREADNEEDLE EUROPEAN EQUITY FUND
                         THREADNEEDLE GLOBAL EQUITY FUND
                     THREADNEEDLE GLOBAL EQUITY INCOME FUND
                   THREADNEEDLE INTERNATIONAL OPPORTUNITY FUND
        THREADNEEDLE VARIABLE PORTFOLIO - INTERNATIONAL OPPORTUNITY FUND

2.00% - 4.00%   6 basis points, plus 2 basis points times the performance difference in excess of 2.00% times 100 (maximum 10 basis points if a 4%
                performance difference) [6 bps + 2bps(PD - 2.00%) x 100]
4.00% - 6.00%   10 basis points, plus 1 basis point times the performance difference in excess of 4.00% times 100 (maximum 12 basis points if a 6%
                performance difference) [10 bps + 1bp(PD - 4.00%) x 100]
6.00% or more   12 basis points

          For example, if the performance return of one Class A share of the Fund is 5.38% and the Index performance is 3.00%, so that the performance difference is 2.38%, the adjustment rate is 0.000676 [0.0006 (6 basis points) plus 0.0002 (2 basis points) x 0.0038 (the 0.38% performance difference in excess of 2.00%, or 2.38% - 2.00%) x 100]. Rounded to five decimal places, the adjustment rate is 0.00068.

     Fees payable to TINTL will be adjusted up or down in an amount equal to either: (i) for Threadneedle Asia Pacific Fund and Threadneedle Global Equity Income Fund, the full amount determined by applying the adjustment rate to the amounts payable under the Advisory Agreement or (ii) for Threadneedle Emerging Markets Fund, Threadneedle Variable Portfolio - Emerging Markets Fund, Threadneedle European Equity Fund, Threadneedle Global Equity Fund, Threadneedle International Opportunity Fund, and Threadneedle Variable Portfolio - International Opportunity Fund, one-half of the amount determined by applying the adjustment rate to the amount payable under the Advisory Agreement.

     The 12-month comparison period rolls over with each succeeding month, so that it always equals 12-months, ending with the month for which the performance adjustment is being computed.

     TRANSITION PERIOD

     The performance incentive adjustment will not be calculated for the first 6 months from the inception of a Fund. After 6 full calendar months, the PIA will be determined using the average assets and performance difference over the first 6 full calendar months, and the adjustment rate will be applied in full. Each successive month an additional calendar month will be added to the performance adjustment computation. After 12 full calendar months, the full rolling 12-month period will take effect.

4. For Threadneedle Global Extended Alpha Fund, the PIA will be determined monthly and will be based on the annualized percentage difference over a rolling 36-month period between the performance of one Class A share of the Threadneedle

Global Extended Alpha Fund and the change in the PIA benchmark index that appears in the prospectus for the Threadneedle Global Extended Alpha Fund (Index). The performance difference determines the exact adjustment rate. The adjustment rate, computed to five decimal places, is determined in accordance with the table below, and is applied against the average daily net assets for the applicable 36-month rolling period.

                     THREADNEEDLE GLOBAL EXTENDED ALPHA FUND

 PERFORMANCE
  DIFFERENCE                               ADJUSTMENT RATE
-------------   -------------------------------------------------------------------
0.00% - 1.00%   0
1.00% - 6.00%   10 basis points times the performance difference in excess of 1.00%
                times 100 (maximum of 50 basis points if a 6% performance
                difference) [10bps x (PD - 1.00%) x 100]
6.00% or more   50 basis points

          For example, if the performance return of one Class A share of the Fund is 5.38% and the Index performance is 3.00%, so that the performance difference is 2.38%, the adjustment rate is 0.00138 [0.0010 (10 basis points) x 0.0138 (the 1.38% performance difference in excess of 1.00%, or 2.38% - 1.00%) x 100]. Rounded to five decimal places, the adjustment rate is 0.00138.

Fees payable to TINTL will be adjusted up or down in an amount equal to the full amount determined by applying the adjustment rate to the amounts currently payable under the Advisory Agreement.

     TRANSITION PERIOD

     The PIA will not be calculated for the first 24 months from the inception of the Fund. After 24 full calendar months, the performance fee adjustment will be determined using the average assets and performance difference over the first 24 full calendar months, and the adjustment rate will be applied in full. Each successive month an additional calendar month will be added to the performance adjustment computation. After 36 full calendar months, the full rolling 36-month period will take effect.

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below as of this 15th day of July, 2009.

RIVERSOURCE INVESTMENTS, LLC            THREADNEEDLE INTERNATIONAL LIMITED


By:                                     By:
    ---------------------------------       ------------------------------------
                  Signature                               Signature

Name: William F. Truscott               Name:
             Printed                          ----------------------------------
                                                           Printed
Title: President and Chief
        Investment Officer              Title:
             Printed                           ---------------------------------
                                                           Printed